SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant    ☒

Filed by a Party other than the Registrant    ☐

Check the appropriate box

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

STAR GAS PARTNERS, L.P.

(Name of Registrant as Specified in its Charter)

Not applicable

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box)

☒	No filing fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

6)	Amount Previously Paid:

7)	Form, Schedule or Registration Statement No.:

8)	Filing Party:

9)	Date Filed:

DETACH PROXY CARD HERE IF YOU ARE VOTING BY MAIL AND RETURN IN ENCLOSED ENVELOPE

STAR GAS PARTNERS, L.P. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF OUR GENERAL PARTNER

The undersigned, whose signature appears on the reverse, hereby appoints William P. Nicoletti, Joseph P. Cavanaugh and Richard F. Ambury and each of them, proxies with full power of substitution for and in the name of the undersigned to vote all the common units, senior subordinated units and junior subordinated units of Star Gas Partners, L.P. (“Star Gas Partners”) which the undersigned would be entitled to vote if personally present at the Special Meeting to be held on April 6, 2006, and at any and all adjournments or postponements thereof, on all matters that may properly come before the meeting.

P R O X Y

Your units will be voted as directed on this card. If this card is signed and no direction is given for any proposal, it will be voted in favor of the proposal.

To vote by telephone or Internet, please see the reverse of this card. To vote by mail, please sign and date this card on the reverse, tear off at the perforation, and mail promptly in the enclosed postage-paid envelope.

If you have any comments or a change of address, mark the appropriate box on the reverse side and use the following space:

YOUR VOTE IS IMPORTANT. BY RETURNING YOUR VOTING INSTRUCTIONS PROMPTLY, YOU CAN AVOID THE INCONVENIENCE OF RECEIVING FOLLOW-UP MAILINGS AND HELP STAR GAS PARTNERS AVOID ADDITIONAL EXPENSES.

(Continued, and to be marked, signed and dated on reverse side)

SEE REVERSE SIDE

SEE REVERSE SIDE

THERE ARE THREE WAYS TO SUBMIT YOUR PROXY

TELEPHONE PROXY

This method of submitting a proxy is available for residents of the U.S., Puerto Rico and Canada. On a touch tone telephone, call TOLL FREE 1-877-381-4023, 24 hours a day, 7 days a week. Have this proxy card ready, then follow the prerecorded instructions. Your vote will be confirmed and cast as you have directed. Available 24 hours a day, 7 days a week until 5:00 p.m. Eastern Standard Time on April 5, 2006.

INTERNET PROXY

Visit the Internet voting Web site at http://proxy.georgeson.com. Have this proxy card ready and follow the instructions on your screen. You will incur only your usual Internet charges. Available 24 hours a day, 7 days a week until 5:00 p.m. Eastern Standard Time on April 5, 2006.

PROXY BY MAIL

Simply sign and date your proxy card and return it in the postage-paid envelope to Georgeson Shareholder Communications, Wall Street Station, P.O. Box 1100, New York, NY 10269-0646. If you are submitting your proxy by telephone or the Internet, please do not mail your proxy card.

DETACH PROXY CARD HERE IF YOU ARE VOTING BY MAIL AND RETURN IN ENCLOSED ENVELOPE

Please mark votes as in this example.

The Board of Directors of Star Gas LLC (“Star Gas”), our general partner, unanimously recommends a vote FOR the following proposals:

Proposal 1. Approval of the issuance of: 7,500,000 new common units at a purchase price of $2.00 per unit (which amount shall be increased to $2.25 per unit if the Contingent Amendment becomes effective) to Kestrel Heat, LLC (“Kestrel Heat”) and KM2, LLC, wholly owned subsidiaries of Kestrel Energy Partners, LLC, pursuant to the unit purchase agreement dated as of December 5, 2005; 17,500,000 new common units in an offering of non-transferable rights to our common unitholders at an exercise price of $2.00 per unit (which amount shall be increased to $2.25 per unit if the Contingent Amendment becomes effective);13,433,962 (subject to adjustment based on rounding) new common units upon the conversion by certain holders of Star Gas Partners’ 10.25% senior notes due 2013 of approximately $26.9 million in principal amount of senior notes at a conversion price of $2.00 per unit; and 3,737,346 new common units upon the conversion of each outstanding senior subordinated unit and each outstanding junior subordinated unit into one common unit pursuant to the second amended and restated agreement of limited partnership; and approval of such amendments to the foregoing terms and agreements as may be amended from time to time in the discretion of the Board of Directors of Star Gas to the extent that the Board determines that such amendments are in the best interests of Star Gas Partners and its unitholders. FOR AGAINST ABSTAIN

Proposal 2. Approval of the election of Kestrel Heat as successor general partner upon the withdrawal of Star Gas. FOR AGAINST ABSTAIN

Proposal 3. The adoption of a second amended and restated agreement of limited partnership of Star Gas Partners, that will, among other matters, reflect the election of Kestrel Heat as successor general partner upon the withdrawal of Star Gas and revise the terms and distributions of our partnership securities as described in the proxy statement, including the conversion of each outstanding senior subordinated unit and junior subordinated unit into one common unit. FOR AGAINST ABSTAIN

The named proxies are authorized to vote in their discretion on such other matters as may properly come before the special meeting or any adjournment or postponement thereof, including a proposal to adjourn the meeting for the purpose of continuing the solicitation of proxies.

Please mark box if you have comments or an address change

(This Proxy provides unitholders with the opportunity to vote on each of the three proposals to effect the recapitalization separately. However, none of the proposals will be implemented unless all three proposals are approved by unitholders.)

Date , 2006 (Signature) (Signature)

NOTE: Your signature should conform with your name as printed above. Please sign exactly as your name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.